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                                                                    EXHIBIT 15.1


KPMG LLP                                                 Telephone: 305-358-2300
One Biscayne Tower                                       Fax:       305-913-2692
2 South Biscayne Boulevard
Suite 2800
Miami, Florida 33131


Re: Registration Statement on Form S-3 filed by Ryder System, Inc. under the Securities Act of 1933 on August 29, 2003

The Board of Directors and Shareholders
Ryder System, Inc.:

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated April 23, 2003 and our report dated July 23, 2003, except as to Note N which is as of July 25, 2003, related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.



/s/ KPMG LLP

Miami, Florida
August 29, 2003